EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

Cosi, Inc.
Boston, Massachusetts

We hereby consent to the incorporation by reference in the Registration Statement on Form S8 (No. 333-186850) of Cosi, Inc. of our report dated March 26, 2015, relating to the consolidated financial statements which appear in this Form 10-K.

/s/BDO USA, LLP

BDO USA, LLP
Chicago, Illinois

March 26, 2015